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                                                                 Exhibit 4.15(b)


                             PRIME HOSPITALITY CORP.

                            LIMITED WAIVER REGARDING
                 CERTAIN PROVISIONS OF SENIOR SUBORDINATED NOTES



            This LIMITED WAIVER (this "WAIVER") is dated as of March 19, 1997 and entered into by and among Prime Hospitality Corp., a Delaware corporation ("COMPANY"), and Bankers Trust Company, as agent for lenders party to the Credit Agreement referred to below ("AGENT"), and, for purposes of Section 6 hereof, the subsidiaries of Company listed on the signature pages hereto and is made with reference to that certain Senior Secured Revolving Credit Agreement dated as of June 26, 1996, (the "CREDIT AGREEMENT"), by and among Company, the financial institutions party thereto ("LENDERS"), Credit Lyonnais New York Branch, as documentation agent ("DOCUMENTATION AGENT") and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                  RECITALS

            WHEREAS, Company has told Agent and Lenders that:

                  (i) Company wants to issue senior subordinated notes in an aggregate principal amount of $200,000,000 (the "UNREGISTERED SENIOR SUBORDINATED NOTES");

                  (ii) Company intends to exchange the Unregistered Senior
            Subordinated Notes for registered senior subordinated notes (the "REGISTERED SENIOR SUBORDINATED NOTES"; the Unregistered Senior Subordinated Notes and the Registered Senior Subordinated Notes are collectively referred to herein as the "SENIOR SUBORDINATED NOTES") in the same aggregate principal amount and with substantially identical terms;

                  (iii) the indenture or indentures pursuant to which the Senior
            Subordinated Notes will be issued will contain provisions, among other things, substantially to the effect that (a) if Company sells assets and fails, within 365 days, to reinvest the net cash proceeds from such sale in the hospitality business or to use such net cash proceeds to repay senior indebtedness (including the Obligations), the Company will be required to make an offer to the holders of the Senior Subordinated Notes and holders of pari passu debt with similar asset sale provisions to repurchase the Senior


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            Subordinated Notes (at a price equal to 100% of the principal thereof plus accrued interest thereon plus specified liquidated damages, if any) and such other debt in an aggregate amount equal to the amount of such net cash proceeds, (b) if a change of control with respect to Company occurs, Company will be required to make an offer to the holders of the Senior Subordinated Notes to repurchase the Senior Subordinated Notes (at a price equal to 101% of the principal thereof plus accrued interest plus specified liquidated damages, if any) and (c) unless a specified fixed charge coverage ratio is satisfied, Company and its Subsidiaries will not incur any intercompany indebtedness except indebtedness incurred by Company and a restricted Subsidiary that is owed to Company and/or one or more of its wholly owned, restricted Subsidiaries (the provisions in clauses (a)-(c) being referred to herein as the "SPECIFIED PROVISIONS"); and

                  (iv) certain debt Investments made by Company in connection with proposed like-kind exchanges under Section 1031 of the Internal Revenue Code are, contrary to the provisions of subsection 6.3(c) of the Credit Agreement, secured by real property.

            WHEREAS, Company has requested that Agent waive the provisions of subsections 6.1(a), 6.2D and 6.3(c) in order to permit Company to (i) issue the Senior Subordinated Notes pursuant to one or more indentures that contain provisions substantially to the effect of the Specified Provisions and (ii) make certain debt Investments secured by mortgages on real property and, subject to the terms and conditions hereof, Agent is willing to consent to such waiver.

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.  WAIVER

            Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company herein contained, Agent hereby waives compliance with the provisions of:

            (a) subsections 6.1(a) and 6.2D of the Credit Agreement to the extent, and only to the extent, necessary to permit Company to issue the Senior Subordinated Notes pursuant to an indenture that contains provisions substantially to the effect of the Specified Provisions; provided that any principal payment to holders of the Senior Subordinated Notes or any repurchase of the Senior Subordinated Notes or other Restricted Payment pursuant to the Specified Provisions shall constitute an Event of Default for all purposes of the Loan Documents; and


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            (b) subsection 6.3(c) of the Credit Agreement to the extent and only to the extent necessary to permit Company to make debt Investments in Brown Trout Investments, Ltd. ("BROWN TROUT"), or another entity approved by Lenders, secured by mortgages or deeds of trust on real property in order to facilitate like-kind exchanges under Section 1031 of the Internal Revenue Code; provided that (i) each such debt Investment shall be secured by a perfected mortgage or deed of trust (a "RELATED MORTGAGE") on the property (the "RELATED PROPERTY") acquired or financed with the proceeds of such debt Investment, (ii) each Related Property shall be leased to Company pursuant to a lease/option to purchase agreement (a "RELATED LEASE/PURCHASE AGREEMENT") that, among other things, shall give Company a valid and enforceable right to purchase, at Company's option, the Related Property for consideration in an aggregate amount not to exceed the amount of the applicable Investment by Company, (iii) each debt Investment shall be evidenced by a promissory note (a "RELATED NOTE") that provides for (1) a market rate of interest and (2) annual interest at least equal to the rent payable by Company during such period pursuant to the applicable Related Lease/Purchase Agreement, (iv) each Related Note, Related
      Mortgage, and Related Lease/Purchase Agreement shall be valid and enforceable and satisfactory in form and substance to Agent (provided, that any Related Note, Related Mortgage or Related Lease/Purchase
      Agreement that is delivered to Agent and is substantially in the form of the Related Notes, Related Mortgages and Related Lease/Purchase
      Agreements, as applicable, delivered to Agent prior to the date hereof shall be deemed satisfactory to Agent), (v) at all times during which any such Investment exists, Company shall have the right to appoint a member of the Board of Directors of Brown Trout (or such other entity) and such director's vote shall be necessary for Brown Trout (or such other entity) to incur indebtedness (except in the ordinary course), make loans or other advances of credit, declare or pay dividends, redeem or acquire any outstanding stock, issue additional stock or other securities, merge or consolidate Brown Trout (or such other entity) with any other Person, sell substantially all of the assets of Brown Trout (or such other entity), dissolve Brown Trout (or such other entity), commence a bankruptcy reorganization or liquidation proceeding or adopt, amend or repeal any bylaw or the certificate of incorporation of Brown Trout (or such other entity) (collectively, the "DESIGNATED ACTIONS"), (vi) Brown Trout (or such other entity) shall not have taken any Designated Action, and no Designated Action shall have occurred, (vii) Brown Trout (or such other entity) shall not engage in any business other than the ownership and development of hotels subject to Related Mortgages in favor of Company and shall not incur any indebtedness except indebtedness evidenced by Related Notes and (viii) all real property of Brown Trout shall be subject to liens in favor of Company pursuant to the Related Mortgages.

SECTION 2.  LIMITATION OF WAIVER

            Without limiting the generality of the provisions of subsection 8.6 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and


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relates solely to the noncompliance by Company with the provisions of subsections 6.1(a), 6.2D and 6.3(c) of the Credit Agreement in the manner and to the extent described above, and nothing in this Waiver shall be deemed to:

            (a) constitute a waiver of compliance by Company with respect to (i) subsections 6.1(a), 6.2D and 6.3(c) of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

            (b) prejudice any right or remedy that Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Waiver) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

            Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

            In order to induce Agent to enter into this Waiver, Company hereby represents and warrants to Agent and Lenders that after giving effect to this
Waiver:

            (a) as of the date hereof, there exists no Event of Default or Potential Event of Default under the Credit Agreement;

            (b) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; and

            (c) as of the date hereof, Company has performed all agreements to be performed on its part as set forth in the Credit Agreement.

SECTION 4.  COUNTERPARTS; EFFECTIVENESS

            This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Waiver shall become effective as of the date hereof upon the execu-


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tion of counterparts hereof by Company, Guarantors and Agent and acknowledgment by Lenders holding more than 50% of the Commitments and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

SECTION 5.  GOVERNING LAW

            THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

SECTION 6.  ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

            Each Guarantor hereby acknowledges that it has read this Waiver and consents to the terms thereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Waiver, the obligations of such Guarantor under the Subsidiary Guaranty shall not be impaired or affected and the Subsidiary Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.


                  [Remainder of page intentionally left blank]


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            IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                       COMPANY:
                                       PRIME HOSPITALITY CORP.


                                       By:  _________________________
                                            Title:

                                       GUARANTORS:
                                       EACH OF THE GUARANTORS LISTED
                                       ON SCHEDULE I HERETO


                                       By:  _________________________
                                            Title:


                                       AGENT:
                                       BANKERS TRUST COMPANY


                                       By:  _________________________
                                            Title:


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ACKNOWLEDGED AND AGREED TO:


CREDIT LYONNAIS NEW YORK BRANCH,
individually and as Documentation Agent


By:   ____________________________
      Title:


MIDLANTIC BANK, NATIONAL ASSOCIATION


By:   ____________________________
      Title:


IMPERIAL BANK


By:   ____________________________
      Title:


SOUTHERN PACIFIC THRIFT &
  LOAN ASSOCIATION


By:   ____________________________
      Title:



SOCIETE GENERALE


By:   ____________________________
      Title:


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                                 SCHEDULE I

                                 GUARANTORS


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